   As filed with the Securities and Exchange Commission on November 25, 1997

                                                   Registration No. 333-_______

                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C. 20549

                                      FORM S-3

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   MEDIA LOGIC, INC.
                             ----------------------------
                (Exact name of registrant as specified in its charter)

                                    Massachusetts
                             ----------------------------
                            State or other jurisdiction of
                            incorporation or organization)

                                      04-2772354
                             ----------------------------
                                   (I.R.S. Employer
                                 Identification No.)

                  310 South Street, Plainville, Massachusetts  02762
                                    (508) 695-2006
                             ----------------------------
                            (Address, including zip code,
                         and telephone, including area code,
                     of registrant's principal executive offices)

                                William E. Davis, Jr.
                               Chief Executive Officer
                                  Media Logic, Inc.
                                   310 South Street
                           Plainville, Massachusetts  02762
                                    (508) 695-2006
                             ----------------------------
                       (Name, address, including zip code, and
                        telephone number, including area code,
                                of agent for service)

                                       Copy to:
                              Richard R. Kelly, Esquire
                 Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                                 One Financial Center
                                   Boston, MA 02111
                                    (617) 542-6000

                             ----------------------------

    Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x].

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         ----------------------------

                       Calculation of Registration Fee

                                        Proposed      Proposed
                                        maximum       maximum
Title of each class                     offering      aggregate     Amount of
of securities to be     Amount to be    price per     offering     registration
registered              registered      unit (1)      price (1)        fee
_______________________________________________________________________________
Common Stock, par       3,508,445       $2.19         $7,688,973    $2,330
value $.01 per share
_______________________________________________________________________________


(1) Estimated solely for the purpose of calculating the registration fee and in accordance therewith (i) pursuant to Rule 457(c) includes 1,757,575 shares based upon the average of the high and low sales prices of the Registrant's Common Stock on the American Stock Exchange on November 20, 1997 which amount was $1.50 and (ii) pursuant to Rule 457(g) includes 1,750,870 shares subject to warrants based upon the price at which such warrants may be exercised.

                         ----------------------------

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

               Subject to Completion Dated November 25, 1997

                                 PROSPECTUS
                              MEDIA LOGIC, INC.
                     3,421,463 Shares of Common Stock
                         (Par Value $.01 Per Share)

                          ----------------------------

    The 3,421,463 shares of Common Stock of Media Logic, Inc., a Massachusetts corporation (the "Company"), offered hereby are being sold by the selling stockholders identified herein (the "Selling Stockholders").
Such offers and sales may be made on the American Stock Exchange, or otherwise, at prices and on terms then prevailing, or at prices related to the then-current market price, or in negotiated transactions, or by underwriters pursuant to an underwriting agreement in customary form, or in a combination of any such methods of sale. The Selling Stockholders may also sell such shares in accordance with Rule 144 under the Securities Act of 1933, as amended (the "1933 Act"). The Selling Stockholders are identified and certain information with respect to the Selling Stockholders is provided under the caption "Selling Stockholders" herein, to which reference is made. The expenses of the registration of the securities offered hereby, including fees of counsel for the Company, will be paid by the Company. The following expenses will be borne by the Selling Stockholders: underwriting discounts and selling commissions, if any, and the fees of legal counsel, if any, for the Selling Stockholders in connection with the registration of the shares offered herein. The filing by the Company of this Prospectus in accordance with the requirements of Form S-3 is not an admission that the person whose shares are included herein is an "affiliate" of the Company.

     The Selling Stockholders have advised the Company that they have not engaged any person as an underwriter or selling agent for any of such shares, but they may in the future elect to do so, and they will be responsible for paying such a person or persons customary compensation for so acting. The Selling Stockholders and any broker executing selling orders on behalf of any Selling Stockholder may be deemed to be "underwriters" within the meaning of the 1933 Act, in which event commissions received by any such broker may be deemed to be underwriting commissions under the 1933 Act. The Company will not receive any of the proceeds from the sale of the securities offered hereby. The Common Stock is listed on the American Stock Exchange under the symbol TST. On November 20, 1997, the closing sale price of the Common Stock, as reported by the American Stock Exchange, was $1.50 per share.

                          ----------------------------

         THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.
              SEE "RISK FACTORS" ON PAGE 4 OF THIS PROSPECTUS.

                          ----------------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
          AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
           HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE
                ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
                     REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                          ----------------------------

    No person is authorized in connection with any offering made hereby to give any information or to make any representations other than as contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus is not an offer to sell, or a solicitation of an offer to buy, by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sales made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                          ----------------------------

            The date of this Prospectus is _____________, 1997.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

                           AVAILABLE INFORMATION

               The Company is subject to certain informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024 of the Commission's office at 450 Fifth Street, N.W., Judiciary Plaza, Washington, DC 20549, and at its regional offices located at 7 World Trade Center, Suite 1300, New York, NY 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. Copies of such reports, proxy statements and other information can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, DC 20549 at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov. The Company's Common Stock is traded on the American Stock Exchange. Reports and other information concerning the Company may be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006-1181. Additional updating information with respect to the securities covered herein may be provided in the future to purchasers by means of appendices to this Prospectus.

               The Company has filed with the Commission in Washington, DC a registration statement (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the 1933 Act with respect to the securities offered or to be offered hereby. This Prospectus does not contain all of the information included in the Registration Statement, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information about the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits thereto.

               The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any document incorporated herein by reference, excluding exhibits. Requests should be made to Media Logic, Inc., 310 South Street, Plainville, MA 02762, telephone (508) 695-2006 and directed to the attention of Paul M. O'Brien, Vice President and Chief Financial Officer.

                             TABLE OF CONTENTS

                                                                          PAGE

RISK FACTORS..........................................................       4
THE COMPANY...........................................................       8
SELLING STOCKHOLDERS..................................................       9
PLAN OF DISTRIBUTION..................................................      11
LEGALITY OF COMMON STOCK..............................................      11
EXPERTS...............................................................      11
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.....................      11

                                RISK FACTORS

               An investment in the shares being offered by this Prospectus involves a high degree of risk. In addition to the other information contained in this Prospectus or incorporated herein by reference, prospective investors should carefully consider the following risk factors before purchasing the shares offered hereby. This Prospectus contains and incorporates by reference forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 which are based on management's current expectations. To the extent that any of the statements contained herein relating to the Company's products and its operations are forward looking, such statements are based on management's current expectations and involve a number of uncertainties and risks.

               Reference is also made in particular to the discussion set forth under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K and Amendment No. 1 to the Form 10-K on Form 10K/A (collectively, the "Form 10-K") for the fiscal year ended March 31, 1997 and in the Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1997 and September 30, 1997 and under "Description of Business" in the Form 10-K, incorporated into this Prospectus by reference. Both the forward-looking statements contained in this Prospectus and those incorporated herein by reference are based on current expectations that involve a number of uncertainties including those set forth in the risk factors below. Actual results could differ materially from those projected in the forward-looking statements.

               Shift in Business Focus. While in fiscal years 1996 and 1997, the Company still derived most of its revenue from sales of its certifiers, evaluators and duplicators for floppy disks and tape, the Company has shifted its focus to its automated tape libraries for the data storage market. In fiscal year 1996, the Company sold only pre-production units of its automated data library ("ADL") products. The Company first commenced sales of its production units of ADL products, other than evaluation units, in the second quarter of fiscal year 1997 and therefore has limited experience in selling its ADL products. The Company expects to derive a substantial majority of its total revenue and net income from sales of its ADL products in the future. Continued growth of the Company's ADL business will depend upon several factors, including demand for these libraries, the Company's ability to develop new products to meet the changing requirements of its customers, technological change and competitive pressures. There can be no assurance that the Company's ADL business will take hold and grow.

               Competition. Competition in the data storage market, including the automated tape library market, is intense, with a large number of companies in these markets. Many of the Company's current and potential competitors have longer operating histories, greater name recognition, larger installed customer bases and significantly greater financial, technical and marketing resources than the Company. As a result, such competitors may be able to adapt more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the promotion and sale of their products than the Company. An increase in competition could result in price reductions and loss of market share. Such competition and any resulting reduction in gross margins could have a material adverse effect on the Company's business, financial condition and results of operations.

               Rapid Technological Change; Dependence on New Product Development. The computer industry in general, and the markets for the Company's automated tape library products in particular, are characterized by rapidly changing technology, frequent new product introductions, and significant competition. In order to keep pace with this rapidly changing market environment, the Company must continually develop and incorporate into its products new technological advances and features desired by the marketplace at acceptable prices. The successful development and commercialization of new products involves many risks, including the identification of new product opportunities, timely completion of the development process, the control and recoupment of development and production costs and acceptance by customers of the Company's products. There can be no assurance that the Company will be successful in identifying, developing, manufacturing and marketing new products in a timely and cost effective manner, that products or technologies developed by others will not render the Company's products or technologies uncompetitive, or that the Company's products will be accepted in the marketplace.

               Protection of Proprietary Technology. The Company's ability to compete effectively with other companies will depend, in part, on the ability of the Company to maintain the proprietary nature of its technology. There can be no assurance that competitors in both the United States and foreign countries, many of which have substantially greater resources and have made substantial investments in competing technologies, do not have or will not obtain patents that will prevent, limit or interfere with the Company's ability to make and sell its products or intentionally infringe the Company's patents. While the Company possesses or licenses certain patent rights, it relies in large part on unpatented proprietary technology, and there can be no assurance that others may not independently develop the same or similar technology, whether or not patented, or otherwise obtain access to the Company's proprietary technology.

               Cyclical Nature of the Computer Industry. The computer industry is highly cyclical and has historically experienced periodic downturns. The cyclical nature of the computer industry is beyond the control of the Company. As an example, the Company experienced a substantial reduction in demand for its original product line (floppy disk certification, testing and duplication equipment). A similar decrease in demand for the Company's new automated tape library products could have a material adverse effect on its business and products.

               Uncertainties Related to Company's Ability to Raise Additional
Necessary Capital.   The Company has spent and expects to continue to spend
substantial funds for continuation of the research and development of product candidates and will also require additional funds in order to manufacture, market and sell its products. In March 1997, the Company completed a private placement of convertible subordinated debentures (the "March Private Placement") which resulted in approximately $3,530,000 in gross proceeds to the Company and in October 1997 the Company completed a private placement of convertible debentures (the "October Private Placement") which resulted in $750,000 in gross proceeds to the Company. However, because of its continuing losses from operations, the Company anticipates that unless revenues increase significantly, it will require additional capital in order to continue its operations. See "--Recent Losses." The Company has no assurance that it will be able to raise such additional capital, if needed, in a timely manner or on favorable terms, if at all. If the Company is unable to increase revenues significantly and/or secure additional financing, the Company could be forced to curtail or discontinue its operations.

               Recent Losses.   For the six months ended September 30, 1997,
the Company incurred a loss of $2,098,630 on revenues of $767,626. For the fiscal year ended March 31, 1997, the Company incurred a loss of $4,122,288 on revenues of $3,644,478, and for the fiscal year ended March 31, 1996, the Company incurred a loss of $7,818,819 on revenues of $3,578,236. These recent losses are primarily the result of a decline in the revenues generated in the Company's traditional markets during a period when the Company was making a large investment in its ADL technology. The Company believes that the trends that resulted in its losses could continue for the foreseeable future.

               Dependence on Key Personnel. The Company's success depends to a significant extent on the performance of its senior management, including its Chief Executive Officer and President, William E. Davis, Jr., its Vice President of Sales, B. Edward Fitzgibbons, its Director of Engineering, James Hackathorn, and its Vice President and Chief Financial Officer, Paul M. O'Brien. Competition for highly skilled employees with technical, management and other specialized training is intense in the computer industry. The Company's failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on the Company's business.

               Volatility of Share Price. Market prices for securities of technology companies have been volatile. The market price for the Company's Common Stock has fluctuated significantly since public trading commenced in 1987, and it is likely that the market price will continue to fluctuate in the future. Quarterly fluctuations in operating results, announcements by the Company or the Company's present or potential competitors, technological innovations or new commercial products or services, developments or disputes concerning patent or proprietary rights and other events or factors may have a significant impact on the Company's business and on the market price of the Common Stock.

               Control by Existing Management and Stockholders. The directors, officers and principal stockholders of the Company and certain of their affiliates and/or family members beneficially own in the aggregate approximately 38.7% of the Company's Common Stock (including shares issuable upon exercise of options held by such persons, which options are currently exercisable and shares issuable upon exercise of warrants held by such persons, which warrants are currently exercisable). As a result of such ownership, these stockholders will exert influence over all matters requiring approval by the stockholders of the Company, including the election of directors. One stockholder, Raymond Leclerc, has a contractual right to Board representation.

               Certain Charter and By-Law Provisions and Massachusetts Laws May Affect Stock Price. The Company's Restated Articles of Organization and By-laws contain provisions that may make it more difficult for a third party to acquire control of, or discourage acquisition bids for, the Company. In addition, certain Massachusetts laws contain provisions that may have the effect of making it more difficult for a third party to acquire control of, or discourage acquisition bids for, the Company. These provisions could limit the price that certain investors might be willing to pay in the future for shares of Common Stock.

               Shares Eligible for Future Sale. Sales of substantial amounts of Common Stock in the public market could have an adverse effect on the price of the Company's Common Stock. Approximately 7,317,936 shares of Common Stock are currently freely tradable on the open market. In addition, approximately 1,245,300 shares are eligible for sale pursuant to Rule 701 or Rule 144 of the 1933 Act. Also, there were a total of 575,138 options to purchase Common Stock outstanding as of November 20, 1997 pursuant to the Company's stock option plans, and 399,672 of such options were vested and can be exercised at any time prior to their respective expiration dates. Lee H. Elizer, the former Chief Executive Officer and President of MediaLogic ADL, is entitled to receive 8,000 shares of Common Stock in October 1998, which, under the terms of his separation agreement with the Company, are expected to be registered under the 1933 Act following their issuance.

               In June 1997, the Company registered for resale, on a registration statement on Form S-3 (the "June 1997 Registration Statement"), up to 3,565,656 shares of Common Stock issuable upon conversion of $3,530,000 aggregate principal amount of 7% convertible subordinated debentures due 2000 (the "March Debentures"), and interest thereon, issued by the Company to the selling stockholders named therein. The principal amount of the March Debentures is convertible at any time into shares of the Company's Common Stock based on a predetermined formula. The price at which the March Debentures will convert will be the lower of (i) $2.805, which amount is 120% of the average closing bid price of the Common Stock as calculated over the five trading-day period ending on March 21, 1997 (the "March Closing Date Price") and (ii) 80% of the average closing bid price of the Common Stock as calculated over the five trading-day period ending on the trading day immediately preceding the date of conversion (the "March Conversion Date Price"). Each individual $10,000 principal amount March Debenture may be converted only in its entirety. The March Debentures bear interest at the rate of 7% per year. Interest is payable only upon conversion of the March Debentures and, at the Company's option, is payable either in cash or in shares of the Company's Common Stock based on the average closing sale price of the Common Stock as calculated over the five trading-day period ending on the trading day immediately preceding the date of conversion.

               The Company registered 3,565,656 shares of Common Stock (the "Registered Shares") pursuant to the June 1997 Registration Statement to insure that there would be a sufficient number of registered shares in the event that the market price for the Company's Common Stock declined substantially. The Registered Shares represented the approximate number of shares which would be issuable upon conversion of the March Debentures (excluding shares issuable upon conversion of accrued interest) if the March Conversion Date Price were $0.99 per share. An aggregate of 1,907,626 shares have been offered pursuant to the Prospectus contained in the June 1997 Registration Statement (the "June Prospectus"), which number is an estimate of the number of shares issuable upon conversion of the March Debentures based on an assumed March Conversion Date Price of $1.98 per share (80% of the average of the closing bid prices of the Common Stock on the five trading days ended May 14, 1997, as reported on the American Stock Exchange), and assuming approximately 124,798 shares would be issuable upon conversion of approximately one year's accrued interest of $247,100. In the event the actual March Conversion Date Price were less than $1.98, more than 1,907,626 shares would be issuable upon conversion of the principal amount of the March Debentures (including shares issuable upon conversion of accrued interest) and the Company would be required to amend the June Prospectus to increase the number of shares offered thereby accordingly. If the March Debentures become convertible into more than 3,565,656 shares, the Company would be obligated to register additional shares of Common Stock. Through November 20, 1997, approximately $2,830,000 aggregate principal amount of the March Debentures have been converted into 2,177,463 shares of Common Stock, and approximately $90,000 aggregate interest amount has been converted into 54,264 shares of Common Stock.

               670,593 of the Shares offered hereby are issuable upon conversion of $750,000 aggregate principal amount of 7% convertible debentures due 2000 (the "October Debentures"), and interest thereon, issued by the Company in the October Private Placement. At any time beginning on January 12, 1998, the principal amount of the October Debentures is convertible into shares of the Company's Common Stock based on a predetermined formula. The price at which the Debentures will convert will be the lower of (i) $1.95, which amount is 120% of the average closing bid price of the Common Stock as calculated over the five trading-day period ending on October 29, 1997 (the "October Closing Date Price") and (ii) 80% of the average closing bid price of the Common Stock as calculated over the five trading-day period ending on the trading day immediately preceding the date of conversion (the "October Conversion Date Price"). The October Debentures bear interest at the rate of 7% per year. Interest is payable only upon conversion of the October Debentures and, at the Company's option, is payable either in cash or in shares of the Company's Common Stock based on the average closing sale price of the Common Stock as calculated over the five trading-day period ending on the trading day immediately preceding the date of conversion.

               The Company has agreed to register for resale from time to time by the purchasers thereof the shares of Common Stock underlying the October Debentures. All of the shares registered for resale by the holders thereof, including the shares offered hereby, may be reoffered and resold in the public trading market from time to time during the period the Company has agreed to maintain the effectiveness of the registration statement registering those shares. Pursuant to the registration statement of which this Prospectus is a part, the Company has registered 757,575 shares of Common Stock for issuance upon conversion of the October Debentures. The Company has registered this number of shares to insure that there would be a sufficient number of registered shares in the event that the market price for the Company's Common Stock declines substantially. The shares registered represents the approximate number of shares which would be issuable upon conversion of the October Debentures (excluding shares issuable upon conversion of accrued interest) if the October Conversion Date Price were $0.99 per share. An aggregate of 670,593 of the shares have been offered pursuant to this Prospectus, which number is an estimate of the number of shares issuable upon conversion of the October Debentures based on an assumed October Conversion Date Price of $1.18 per share (80% of the average of the closing bid prices of the Common Stock on the five trading days ended November 20, 1997, as reported on the American Stock Exchange), and assuming approximately 35,000 shares would be issuable upon conversion of approximately one year's accrued interest of $52,500. In the event the actual October Conversion Date Price is less than $1.18, more than 670,593 shares will be issuable upon conversion of the principal amount of the Debentures (including shares issuable upon conversion of accrued interest) and the Company would be required to amend this Prospectus to increase the number of shares offered hereby accordingly. If the October Debentures become convertible into more than 757,575 shares, the Company will be obligated to register additional shares of Common Stock.

               650,870 of the Shares offered hereby are issuable upon exercise of warrants to purchase Common Stock (the "Advent Warrants") issued to ACFS Limited Partnership ("ACFS") and to Digital Media & Communications L.P. ("Digital Media") in connection with the March Private Placement. The Advent Warrants are exercisable at any time prior to September 22, 2001 at an exercise price of $3.00 per share of Common Stock.

               900,000 of the Shares offered hereby are issuable upon exercise of warrants to purchase Common Stock (the "Adar Warrants") issued to Adar Equities LLC in connection with the March Private Placement. The Adar Warrants are exercisable at any time prior to March 24, 2002 at an exercise price of $3.00 per share of Common Stock.

               200,000 of the Shares offered hereby are issuable upon exercise of warrants to purchase Common Stock (the "Rochon Warrants") issued to Rochon Capital Group, Ltd. in connection with the March Private Placement. The Rochon Warrants are exercisable at an exercise price of $2.00 per share of Common Stock.

               The Company has agreed to register for resale from time to time by the purchasers thereof the shares of Common Stock underlying the Advent Warrants, the Adar Warrants and the Rochon Warrants (collectively, the "Warrants"). All of the shares registered for resale by the holders thereof, including the shares offered hereby, may be reoffered and resold in the public trading market from time to time during the period the Company has agreed to maintain the effectiveness of the registration statement registering those shares.

               1,000,000 of the Shares offered hereby were issued to Raymond
W. Leclerc in a private placement in September 1995. The Company has agreed to include such shares held by Mr. Leclerc in certain registrations filed by the Company under the 1933 Act and accordingly, such shares are included in the registration statement of which this Prospectus is a part.

               The Company has agreed to issue Warrants (the "First Granite Warrants") to purchase 500,000 shares of Common Stock to First Granite Securities, Inc. in connection the October Private Placement. The First Granite Warrants will be exercisable at any time during the period commencing January 26, 1998 and ending January 26, 2003 at an exercise price of $2.00 per share.

               Absence of Dividends. The Company has not paid dividends since its inception and does not anticipate paying any dividends in the foreseeable future.

               Dilution. Dilution is likely to occur upon exercise of outstanding warrants and existing stock options and upon the conversion of the March Debentures and the October Debentures. See "--Shares Eligible For Future Sale."

               American Stock Exchange Listing. The Company does not fully satisfy the American Stock Exchange guidelines for continued listing and there is no assurance that the listing of the Common Stock on the American Stock Exchange will be continued.

                                THE COMPANY

               Media Logic, Inc. was incorporated in 1982 to develop and manufacture certification equipment to be used by manufacturers of flexible storage media such as floppy disks. The Company's principal product line is automated tape library systems for data storage and retrieval, which was introduced in fiscal year 1996.

               The Company's data storage libraries have been developed by MediaLogic ADL, Inc. ("MediaLogic ADL"), a subsidiary of the Company which was established in 1994 to develop, market and sell automated data storage libraries. In fiscal year 1996, MediaLogic ADL introduced automated tape libraries in 4mm and 8mm tape technologies and expects to introduce in fiscal year 1998, automated tape libraries with digital linear tape ("DLT") technology. Tape drives from a number of manufacturers are supported by the libraries as are system management and software configurations from a variety of vendors. In fiscal 1996, the Company sold only pre-production units, and began delivering production units in the second quarter of fiscal 1997. Potential customers for the ADL line of automated tape libraries are data dependent companies in all types of businesses.

               The certification, test and duplication product line, representing the Company's historical products, but which is not expected to be the basis for the bulk of the Company's future business, includes: (1) certifiers which are used by computer disk manufacturers to test each disk as it is manufactured and to sort disks into three industry established quality categories, (2) tape certification and evaluation equipment used by manufacturers and suppliers of magnetic tapes, to evaluate and qualify the quality of the tapes, and (3) floppy disk duplication equipment utilizing industrial disk drives which have been developed by the Company for use by software publishers and duplicators.

               The principal executive offices of the Company are located at 310 South Street, Plainville, Massachusetts 02762, and the Company's telephone number is (508) 695-2006.

                            SELLING STOCKHOLDERS

              670,593 of the Shares offered hereby are issuable upon conversion of the October Debentures which were issued to F.T.S. Worldwide Corp. in the October Private Placement pursuant to a Securities Purchase Agreement between the Company and F.T.S. Worldwide Corp. (the Debenture and the Securities Purchase Agreement have been filed as Exhibits 99.9 and 99.8, respectively, to the registration statement of which this Prospectus is a part). 670,593 shares represents the number of shares issuable upon conversion of the October Debentures as of the date of this Prospectus, assuming that one year's interest of approximately $52,500 has accrued under the October Debentures. The number of shares issuable upon conversion of the October Debentures will increase if the market price of the Company's Common Stock decreases. In addition, the number of shares issuable upon conversion of accrued interest under the October Debentures will change if the October Debentures are held for more or less than one year.

               650,870 of the Shares offered hereby are issuable upon exercise of the Advent Warrants, the form of which Warrants are filed as Exhibits 99.2, 99.3, 99.4 and 99.5 to the registration statement of which this Prospectus is a part. 900,000 of the Shares offered hereby are issuable upon exercise of the Adar Warrants, the form of which Warrant is filed as
Exhibit 99.7 to the registration statement of which this Prospectus is a part. 200,000 of the Shares offered hereby are issuable upon exercise of the Rochon Warrants, the form of which Warrant is filed as Exhibit 99.6 to the registration statement of which this Prospectus is a part.

               1,000,000 of the Shares offered hereby were issued to Raymond Leclerc in a private placement in October 1995 pursuant to a Stock Purchase Agreement, dated September 25, 1995, between the Company and Mr. Leclerc, a copy of which is filed as Exhibit 99.1 to the registration statement of which this prospectus is a part.

               The following table sets forth information with respect to the beneficial ownership of the Company's Common Stock by the Selling
Stockholders as of November 20, 1997, as adjusted to reflect the sale of the Common Stock offered hereby by each Selling Stockholder.

                                  Shares Owned Prior                    Shares Owned
                                    to Offering (1)     Number of     After Offering (2)
                                  ------------------   Shares Being   ------------------
 Selling Stockholder              Number     Percent     Offered       Number    Percent
--------------------            ---------    -------   ------------    -------   -------

Digital Media &
Communications Limited
Partnership(3)                  1,262,368      14.1%      410,870     851,498      9.5%

Raymond Leclerc(4)              1,168,300      13.6     1,000,000     168,300      2.0

F.T.S. Worldwide Corp.(5)       1,031,373      10.9       670,593     360,780      3.9

Adar Equities LLC(6)              900,000       9.5       900,000        0           --

ACFS Limited Partnership(7)       240,000       2.7       240,000        0           --

Rochon Capital Group, Ltd.(8)     200,000       2.3       200,000        0           --

_____________
(1) The number of shares of Common Stock issued and outstanding on November 20, 1997 was 8,563,236. The calculation of percentage ownership for each listed Selling Stockholder is based upon the number of shares of Common Stock issued and outstanding at November 20, 1997, plus the shares of Common Stock issuable upon exercise of the Warrants or conversion of the October Debentures, as the case may be, which are offered hereby by such Selling Stockholder.

(2) Assuming all shares offered hereby are sold to unaffiliated third parties.

(3)   Includes 410,870 shares issuable upon exercise of the Advent Warrants.

(4)   Mr. Leclerc is a director of the Company.

(5) Includes 670,593 shares issuable to F.T.S. Worldwide Corp. upon conversion of October Debentures and interest thereon at an assumed conversion price of $1.18, which is 80% of the average of the closing bid prices of the Common Stock on the five trading days ended November 20, 1997, as reported by the American Stock Exchange. The price at which the October Debentures will convert into shares of Common
      Stock will be the lower of (i) $1.95, which amount is 120% of the average closing bid price of the Common Stock as calculated over the five trading-day period ending on October 29, 1997 and (ii) 80% of the average closing bid price of the Common Stock as calculated over the five trading-day period ending on the trading day immediately preceding the date of conversion. Also includes 254,337 Shares issuable to F.T.S. Worldwide Corp. upon conversion of March Debentures at an assumed conversion price of $1.18, which is 80% of the average of the closing bid prices of the Common Stock on the five trading days ended November 20, 1997, as reported by the American Stock Exchange. The price at which the March Debentures will convert into Shares of Common Stock will be the lower of (i) $2.805, which amount is 120% of the average closing bid price of the Common Stock as calculated over the five trading-day period ending on March 21, 1997 and (ii) 80% of the average closing bid price of the Common Stock as calculated over the five trading-day period ending on the trading day immediately preceding the date of conversion. The general conversion price or prices for the March Debentures and the October Debentures will vary accordingly, and the number and percentage of shares of Common Stock beneficially owned by F.T.S. Worldwide Corp. will be adjusted at the time of conversion to reflect changes in the average closing bid price of the Common Stock, the amount of accrued interest at the time of conversion, and stock splits, stock dividends and other similar events.

(6)   Represents shares issuable upon exercise of the Adar Warrants.

(7)   Represents shares issuable upon exercise of the Advent Warrants.

(8)   Represents shares issuable upon exercise of the Rochon Warrants.

                            PLAN OF DISTRIBUTION

               The 3,421,463 shares of Common Stock of the Company offered hereby may be offered and sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest. The Selling Stockholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on the American Stock Exchange or otherwise, at prices related to the then current market price or in negotiated transactions, including pursuant to an underwritten offering or one or more of the following methods: (a) purchases by a broker-dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (b) ordinary brokerage transactions and transactions in which a broker solicits purchasers; and (c) block trades in which a broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the Selling Stockholders or from the purchasers in amounts to be negotiated immediately prior to the sale. The Selling Stockholders may also sell such shares in accordance with Rule 144 under the 1933 Act.

               The Company has agreed to best efforts to maintain the effectiveness of the registration of the shares being offered hereunder until the earlier of (i) September 21, 2001 and (ii) such time as all shares of Common Stock issued or issuable upon exercise of the Warrants or upon conversion of the October Debentures have been registered under the 1933 Act and disposed of in accordance with an effective registration statement under the 1933 Act.

               The Selling Stockholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the 1933 Act. There can be no assurance that the Selling Stockholders will sell any or all of the shares of Common Stock offered hereunder.

               All proceeds from any such sales will be the property of the Selling Stockholders who will bear the expense of underwriting discounts and selling commissions, if any, and the Selling Stockholders' own legal fees, if any.

                          LEGALITY OF COMMON STOCK

               The validity of the issuance of the shares of Common Stock offered hereby is being passed upon for the Company by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts. Richard R. Kelly, Esq., a member of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., is the Clerk of the Company.

                                  EXPERTS

               The consolidated balance sheets of the Company as of March 31, 1997 and 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended March 31, 1997, incorporated by reference in this Prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

             INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

               The following documents filed by the Company with the Commission are incorporated herein by reference:

               (a)  The Company's Annual Report on Form 10-K and Amendment
No. 1 to the Form 10-K on Form 10-K/A for the fiscal year ended March 31, 1997, filed pursuant to Section 13 or 15(d) of the 1934 Act (File No. 1-9605).

                (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1997 and September 30, 1997, filed pursuant to
Section 13 or 15(d) of the 1934 Act (File No. 1-9605).

                (c) The description of the Company's capital stock contained in the Company's registration statement on Form 8-A under the 1934 Act (File No. 1-9605), including amendments or reports filed for the purpose of updating such description.


               All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities covered by this Prospectus have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

               PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

               The following expenses incurred in connection with the sale of the securities being registered will be borne by the Registrant. Other than the registration fee, the amounts stated are estimates.

                    SEC Registration Fee                 $2,330.00
                    AMEX Fees                                *
                    Legal Fees and Expenses                  *
                    Accounting Fees and Expenses             *
                    Miscellaneous                            *
                                                         ---------

                         TOTAL                          $    *
                                                        ----------
                                                        ----------

* To be filed by amendment.

               The Selling Stockholders will bear the expense of their own legal counsel, if any.

Item 15.  Indemnification of Officers and Directors

               Article VI.A of the Company's Restated Articles of Organization provides that no Director of the Company shall be personally liable to the corporation or to any of its stockholders for monetary damages for any breach of fiduciary duty by such Director as a Director notwithstanding any provision of law imposing such liability; provided, however, that, to the extent required from time to time by applicable law,
Article VI.A shall not eliminate the liability of a Director, to the extent such liability is provided by applicable law, (a) for any breach of a Director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (c) under Section 61 or Section 62 of the Business Corporation Law of the Commonwealth of Massachusetts, or (d) for any transaction from which the Director derived an improper personal benefit. No amendment to or repeal of Article VI.A shall apply to or have any effect on the liability or alleged liability of any Director for or with respect to any acts or omissions of such Director occurring prior to the effective date of such amendment or repeal.

               In addition, the Company's By-Laws provide as follows:

                    Article First, Section 12.  Indemnity.  (a) The Corporation
               shall indemnify and reimburse out of the corporate funds any person (or the personal representative of any person) who at any time serves or shall have served as a Director, officer or employee of the Corporation, or as a Director, officer or employee of another Corporation the majority of the stock of which is owned by the Corporation, whether or not in office at the time, against and for any and all claims and liabilities to which he may be or become subject by reason of such service, and against and for any and all expenses necessarily incurred in connection with the defense or reasonable settlement of any legal or administrative proceedings to which he is made a party by reason of such service, except in relation to matters as to which he shall be finally adjudged not to have acted in good faith in the reasonable belief that his action was in the best interest of the Corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. In effecting such indemnity and reimbursement, the stockholders may enter into such agreements and direct the officers of the Corporation to make such payment or payments and take such other action (including employment of counsel to defend against such claims and liabilities) as may in their judgment be reasonably necessary or desirable. Such indemnification or reimbursement shall not be deemed to exclude any other rights or privileges to which such person may be entitled.

                    (b) The Board of Directors may by vote act to indemnify any or all officers of the Corporation from liability for acts done by them in good faith on behalf of the Corporation.

                    (c) The Directors may vote to defray the expense of defending any claims brought against one or more Directors or other Officers on account of any action purported to have been done in any official capacity, and may vote to reimburse any such Director or other Officer for any sum paid by him to settle any such claim; provided that if it shall be finally determined by judgment or decree of any court that any such Director or other Officer is personally liable on account of any such claim, he shall reimburse the Company for his pro rata share of any expense so defrayed or reimbursement so made by the Company.

                    (d) To the extent legally permissible, the Corporation shall indemnify each of its Directors and Officers against all liabilities including expenses imposed upon or reasonably incurred by him in connection with any action, suit or other proceeding in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his acts or omissions as such Director or Officer, unless in such proceeding he shall be finally adjudged liable by reason of dereliction in the performance of his duty as such Director or Officer; provided, however, that such indemnification shall not cover liabilities in connection with any matter which shall be disposed of through a compromise payment by such Director or Officer, pursuant to a consent decree or otherwise, unless such compromise shall be approved as in the best interests of the Corporation, after notice that it involves such indemnification, by a vote of the Board of Directors in which no interested Director participates, or by a vote or the written approval of the holders of a majority of the outstanding stock at the time having the right to vote for Directors, not counting as outstanding any stock owned by any interested Director or Officer. The rights of indemnification hereby provided shall not be exclusive of or affect any other rights to which any Director or Officer may be entitled. As used in this paragraph, the terms "Director" and "Officer" include their respective heirs, executors and administrators, and an "interested" Director or Officer is one against whom as such the proceedings in question or another proceeding on the same or similar grounds is then pending.

Item 16.  Exhibits.

Exhibit
Number         Description
-------        -----------

4.1 Article 4 of Restated Articles of Organization of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31,
               1993)

4.2            By-Laws of the Registrant (incorporated by reference to Exhibit
               3.2 to the Registrant's Registration Statement on Form S-18, No. 33-14722-B, effective July 23, 1987)

4.3            Form of Common Stock Certificate (incorporated by reference to
               Exhibit 10.7 to the Registrant's Registration Statement on Form S-18, No. 33-14722-B, effective July 23, 1987)

5* Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., with respect to the legality of the securities being registered

23.1           Consent of Arthur Andersen LLP

23.2           Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
               (see Exhibit 5)

24             Power of Attorney (filed in Part II of this Registration
               Statement)

99.1 Stock Purchase Agreement between Media Logic, Inc. and Raymond Leclerc, dated September 25, 1995

99.2 Warrant Agreement between Media Logic, Inc. and Digital Media & Communications L.P., dated March 24, 1997
               ("Digital Media Warrant")

99.3           Amendment to Digital Media Warrant, dated September 30,
               1997

99.4 Warrant Agreement between Media Logic, Inc. and ACFS Limited Partnership, dated March 24, 1997 ("ACFS Warrant")

99.5           Amendment to ACFS Warrant, dated September 30, 1997

99.6* Warrant Agreement between Media Logic, Inc. and Rochon Capital Group, Ltd., dated October 29, 1997

99.7 Warrant Agreement between Media Logic, Inc. and Adar Equities LLC, dated March 25, 1997

99.8 Securities Purchase Agreement between Media Logic, Inc. and F.T.S. Worldwide Corp., dated October 29, 1997

99.9 Media Logic, Inc. 7% Convertible Debenture due October 29, 2000, dated October 29, 1997

99.10 Registration Rights Agreement between Media Logic, Inc. and F.T.S. Worldwide Corp., dated October 29, 1997

* To be filed by amendment.

Item 17.  Undertakings.

               A.   Rule 415 Offering

               The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant with or furnished to the Commission pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               B. Filings Incorporating Subsequent Exchange Act Documents by Reference

               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               C. Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8

               Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Plainville, Massachusetts on November 25, 1997.

                                             MEDIA LOGIC, INC.

                                             By: /s/   William E.Davis
                                                ----------------------------
                                                 William E. Davis, Jr.
                                                 Chief Executive Officer and
                                                 President

                             POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William E. Davis, Jr. and Paul M. O'Brien, or any of them, his attorneys-in-fact, and agents each with the power of substitution, for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitutes may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signatures               Title                               Date
------------             -------                             -----

/s/ William E. Davis     Director and Chief                  November 25, 1997
--------------------
William E. Davis, Jr.    Executive Officer and President
                         (principal executive officer)

/s/ Paul M. O'Brien      Vice President and Chief Financial  November 25, 1997
--------------------
Paul M. O'Brien          Officer (principal financial and
                         accounting officer)

--------------------     Director                            November ___, 1997
Joseph L. Mitchell


/s/ Francis S. Wyman     Director                            November  25, 1997
--------------------
Francis S. Wyman


--------------------    Director                             November ___, 1997
Raymond W. Leclerc


/s/ Michael Salter       Director                            November  25, 1997
--------------------
Michael Salter

                             MEDIA LOGIC, INC.

                        INDEX TO EXHIBITS FILED WITH
                      FORM S-3 REGISTRATION STATEMENT

Exhibit                                                              Sequential
Number         Description                                            Page No.
-------        -----------                                           ----------

4.1 Article 4 of Restated Articles of Organization of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1993)

4.2 By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's
               Registration Statement on Form S-18,
               No. 33-14722-B, effective July 23, 1987).

4.3            Form of Common Stock Certificate
               (incorporated by reference to Exhibit  10.7
               to the Registrant's Registration Statement on Form S-18, No. 33-14722-B, effective
               July 23, 1987)

5*             Opinion of Mintz, Levin, Cohn, Ferris,
               Glovsky and Popeo, P.C., with respect to the legality of the securities being registered

23.1           Consent of Arthur Andersen LLP (filed herewith)

23.2           Consent of Mintz, Levin, Cohn, Ferris,
               Glovsky and Popeo, P.C. (reference is
               made to Exhibit 5)

24             Power of Attorney  (filed in Part II of
               this Registration Statement)

99.1           Stock Purchase Agreement between Media Logic, Inc.
               and Raymond Leclerc, dated September 25, 1995
               (filed herewith)

99.2           Warrant Agreement between Media Logic, Inc.
               and Digital Media & Communications L.P., dated March 24, 1997 (filed herewith)
               ("Digital Media Warrant")

99.3           Amendment to Digital Media Warrant, dated
               September 30, 1997 (filed herewith)

99.4           Warrant Agreement between Media Logic, Inc.
               and ACFS Limited Partnership, dated
               March 24, 1997 (filed herewith)
               ("ACFS Warrant")

99.5           Amendment to ACFS Warrant, dated
               September 30, 1997 (filed herewith)

99.6*          Warrant Agreement between Media Logic, Inc.
               and Rochon Capital Group, Ltd., dated
               October 29, 1997

99.7           Warrant Agreement between Media Logic, Inc.
               and Adar Equities LLC, dated March 25, 1997
               (filed herewith)

99.8           Securities Purchase Agreement
               between Media Logic, Inc. and F.T.S
               Worldwide Corp., dated October 29, 1997
               (filed herewith)

99.9           Media Logic, Inc. 7% Convertible
               Debenture due October 29, 2000,
               dated October 29, 1997 (filed herewith)

99.10          Registration Rights Agreement between
               Media Logic, Inc. and F.T.S. Worldwide
               Corp., dated October 29, 1997 (filed herewith)

* To be filed by amendment.